Exhibit 10.4

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of the 17th day of June, 2019 (the “Effective Date”), by and between BR WORLD GATEWAY, LLC, a Delaware limited liability company (“Seller”), and KRE TOPAZ PORTFOLIO INVESTOR LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

A.           Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of June 17, 2019 (the “Agreement”) for the purchase and sale of the property located in Orlando, Orange County, Florida, commonly known as ARIUM Palms at World Gateway Apartments, and further described in the Agreement.

B.           Seller and Purchaser desire to amend the terms of the Agreement pursuant to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.          Incorporation of Recitals; Definitions. The foregoing recitals are incorporated herein. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

2.          Sorrel Purchaser. All references in the Agreement to Purchaser as related to the Sorrel Phillips Creek Ranch Purchase Agreement shall be revised to mean “Carter-Haston Holdings, L.L.C., a Delaware limited liability company.” Accordingly, the defined term “Sorrel Phillips Creek Ranch Purchase Agreement” shall mean that certain Purchase and Sale Agreement dated as of even date herewith, by and between Sorrel Phillips Creek Ranch Seller, as seller, and Carter-Haston Holdings, L.L.C., a Delaware limited liability company, as purchaser, with respect to the purchase and sale of the Sorrel Phillips Creek Ranch Property. Further, the reference to Purchaser in Section 14.26(a)(iii) of the Agreement is revised to mean Carter-Haston Holdings, L.L.C., a Delaware limited liability company.

3.          Seller Repair Covenant. Section 3.3 of the Agreement is hereby revised to insert the following new Section 3.3(h):

“(h)          Repair Covenant. Seller agrees to use commercially reasonable efforts to cause the following work to be substantially completed and paid in full by Closing: (i) repair the metal entrance gate at the Property that has been damaged by vehicle impact (with an estimated cost of $3,500), and (ii) replace the pond fountain pump at the Property that is currently not working on the Effective Date (with an estimated cost of $6,000) (collectively, the “Repair Items”). To the extent that the Repair Items are not substantially completed and paid in full by Closing, then Seller shall provide Purchaser with a credit at Closing for the amount of the unpaid balance of the foregoing, with such credit determined by Seller in its commercially reasonable discretion. For the avoidance of doubt, failure of Seller to complete the Repair Items prior to Closing shall in no event be a default of Seller under the Agreement and Purchaser’s sole remedy for the same shall be a credit from Seller at Closing as provided in this Section 3.3(h).

4.          Ratification and No Further Amendment. As modified by this Amendment, the Agreement is fully ratified, adopted and approved by the parties hereto effective as of the date hereof. Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.

5.          Miscellaneous. This Amendment may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument.

6.          Signatures. Signatures to this Amendment transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing.

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be duly executed and delivered, effective as of the Effective Date.

SELLER:

BR WORLD GATEWAY, LLC, a Delaware limited liability company

By:	BRG World Gateway Manager, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Michael Konig
Name: Michael Konig
Title: Authorized Signatory

PURCHASER:

KRE TOPAZ PORTFOLIO INVESTOR LLC,
a Delaware limited liability company

By:	/s/ Michael Friedland
Name:	Michael Friedland
Title:	VP